Exhibit 10(b)(iii)

AMENDMENT No. 3 TO

RICHARDSON ELECTRONICS, LTD. EMPLOYEES STOCK OWNERSHIP PLAN

(As Amended and Restated Effective June 1, 1997)

RICHARDSON ELECTRONICS, LTD., a Delaware corporation, hereby further amends the Richardson Electronics, Ltd. Employees Stock Ownership Plan, as previously amended and restated effective June 1, 1997 and as thereafter further amended (the “Plan”), as follows:

1. Section 2.11(d) is added to the Plan effective June 2, 2002, as to Plan Years beginning on or after that date:

Notwithstanding the preceding provisions of this Section 2.8, effective for Plan Years beginning after December 31, 2001 the Compensation of each Participant taken into account for any Plan Year shall not exceed $200,000 [subject to cost-of-living adjustments pursuant to Section 401(a)(17)(B) of the Code].

2. Section 2.19 of the Plan is deleted and the following is substituted in its place effective June 2, 2002, as to Plan Years beginning on or after that date:

2.19	“Key Employee”:

(a) Except as otherwise provided in this Section 2.19, an Employee shall be considered a “Key Employee” for any Plan Year if, at any time during the Key Employee Test Period [as defined in Section 2.19(d)], he is or was:

(1)	An officer of the Employer having an annual Compensation greater than $130,000 [subject to cost-of-living adjustments pursuant to Code Section 416(i)(l)(A)];

(2)	A person who owns [or is considered as owning within the meaning of Code Section 318, as modified by Code Section 416(i)(l)(B)(iii)] more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer; or

(3)	A person whose annual Compensation from the Employer is more than $150,000 and who owns (or is considered as owning within the meaning of said Section 318, as so modified) more than 1% of the outstanding stock of the Employer or more than 1% of the total combined voting power of all stock of the Employer.

If a Participant is a Key Employee, his Beneficiary, if any, shall also be deemed a Key Employee.

(b) The number of Employees classified as Key Employees solely because they are described in Section 2.19(a)(l) shall not exceed the greater of (1) 3 or (2) 10% of the largest number of Employees during any of the Plan Years in the Key Employee Test Period; provided, however, that in no event shall such number exceed 50. If more than such number of Employees would otherwise be classified as Key Employees by reason of being described in Section 2.19(a)(l), the Employees classified as Key Employees by reason of being described in Section 2.19(a)(l) shall be those described in Section 2.19(a)(l) who had the highest Compensation during any of the Plan Years in the Key Employee Test Period during which they were described in Section 2.19(a)(l).

(c) The term “Key Employee Test Period” for any Plan Year shall mean the period consisting of the Plan Year containing the Determination Date for such Plan Year.

(d) The purpose of this Section 2.19 is to conform to the definition of “key employee” set forth in Section 416(i)(l) of the Code, which is incorporated herein by reference, and to the extent that this Section 2.19 shall be inconsistent with Section 416(i)(l) of the Code, either by excluding Employees who would be classified as “key employees” thereunder or by including Employees who would not be so classified, the provisions of Section 416(i)(l) of the Code shall govern and control.

3. Sections 2.35(e) and 2.35(f) of the Plan are deleted and the following are substituted in their place effective June 2, 2002, as to Plan Years beginning on or after that date:

(e) For purposes of this Section 2.35, account balances shall include (1) all contributions which the Employer or any Related Employer has paid or is legally obligated to pay to any employee plan as of the Top-Heavy Determination Date (including contributions made thereafter if they are allocated as of the Top-Heavy Determination Date) and all forfeitures allocated as of the Top-Heavy Determination Date and (2) all distributions made to a Participant or his Beneficiary during the one-year period ending on the Determination Date. If any plan that was terminated within the Key Employee Test Period would, if it had not been terminated, be a plan described in Section 2.35(b), distributions made under such plan shall also be taken into account. In the case of any distribution made for a reason other than severance from employment, death or disability, the second preceding sentence shall be applied by substituting “five-year period” for “one-year period.” For purposes of this Section 2.32, account balances shall also include amounts which are attributable to contributions made by the Participants (other than deductible voluntary contributions under Section 219 of the Code) but shall not include any rollover [as defined in Section 402(a) (5) of the Code] or a direct transfer from the trust of any employee plan qualified under Section 401(a) of the Code if such plan is not maintained by the Employer or any Related Employer and such rollover or transfer is made at the request of the Participant after December 31, 1983.

(f) Anything to the contrary notwithstanding, if an Employee has not performed any services for the Employer or any Related Employer at any time during the one-year period ending on the Determination Date, his account balance (in the case of a defined contribution plan) or his accrued benefit (in the case of a defined benefit plan) shall not be taken into account.

4. Section 3.2 of the Plan is deleted and the following is substituted in its place effective June 2, 2002, as to Plan Years beginning on or after that date:

3.2	Duration of Participation; Re-Employment

(a) An Employee shall cease to be a Participant for purposes of Section 6.1 upon ceasing to be employed by the Employer, but shall remain a Participant for all other purposes hereunder until such time as his Vested Account Balance is paid to him (or his Beneficiaries) in full in accordance with Article IX, at which time his participation in the Plan shall cease.

(b) Each Participant who incurs a Termination of Employment and is re-employed after incurring a Break in Service shall again become a Participant as of the day he first completes an Hour of Service following his re-employment.

(c) An Employee’s participation in the Plan shall not be affected by the fact that he continues to be employed after his Normal Retirement Date.

5. Section 6.1(b) of the Plan is deleted and the following is substituted in its place effective June 2, 2002, as to Plan Years beginning on or after that date:

(b) The Participants who shall be eligible to receive an allocation under this Section 6.1 with respect to a Plan Year shall be limited to Participants who are Employees on the last work day of such Plan Year (including Participants who incurred a Termination of Employment on such date) and who are credited with at least 1,000 Hours of Service for such Plan Year.

6. The first sentence of Section 7.5(a) of the Plan is deleted and the following is substituted in its place effective June 2, 2002, as to Limitation Years beginning on or after that date:

Notwithstanding any other provisions of the Plan, the Annual Additions with respect to a Participant for any Limitation Year shall not exceed the lesser of (1) $40,000, or such higher amount as may be permitted at the relevant time under applicable law, or (2) 100% of the Compensation paid to the Participant by the Employer (or any Related Employers) during such year.

7. Section 9.3(b) of the Plan is deleted and the following is substituted in its place effective January 1, 2003:

(b) If a Participant dies prior to his Benefit Commencement Date (whether or not still employed by the Employer), then his Vested Account Balance shall be paid to his Beneficiaries as follows:

(1)	If neither the Participant nor his Beneficiaries elect installment payments under Section 9.3(b)(2), then the Participant’s Vested Account Balance shall be distributed to his Beneficiaries in a single lump sum payment as soon as practicable, but in no event later than 5 years after the Participant’s death.

(2)	If either the Participant prior to his death, or his Beneficiaries following his death, so elect in accordance with the provisions of Section 9.3(c), then each Beneficiary’s share of such Vested Account Balance shall be distributed in a series of annual installment payments which satisfy the requirements of Article XIX.

8. Section 9.6(c) of the Plan is deleted and the following is substituted in its place effective January 1, 2003:

(c) The divisor used to determine the amount of each installment payment shall be determined in accordance with Article XIX.

9. Section 9.8(c) of the Plan is deleted and the following is substituted in its place effective June 2, 2002, as to Plan Years beginning on or after that date:

(c) Effective with respect to dividends on Stock paid to the Trust in Plan Years beginning on or after June 2, 2002, the following procedures shall govern the distribution and reinvestment of dividends paid on Stock:

(1)	All dividends on Stock received by the Trust during a Plan Year shall be held by the Trustee in a short-term interest-bearing bank account or in a money market mutual fund (the “Dividend Fund”) pending disposition in accordance with this Section 9.8(c). Expenses of administering the Plan may be charged against the Dividend Fund, to the extent forfeitures available pursuant to Section 7.4(b) are insufficient for this purpose. Any administration expense paid from the Dividend Fund shall first be charged against the earnings received from said bank account or mutual fund and the remainder shall be charged against dividends on Stock paid to said bank account or mutual fund.

(2)	As of the last day of each Plan Year, the balance in the Dividend Fund (including earnings thereon) shall be divided into “Part I” and “Part II.” Part I shall consist of that portion of such balance multiplied by a fraction whose numerator is the total shares of Stock held in the Employer Contribution Accounts as of such day of Participants who are not 100% vested in such accounts as of such day and whose denominator is the total shares of Stock held in the Employer Contribution Accounts as of such day of all Participants. For this purpose, shares of Stock held in Employer Contribution Accounts as of such day shall be determined without regard to any Employer contributions or forfeiture allocations for the Plan Year ending on such day and without regard to the Dividend Fund. Part II shall consist of the remainder of the balance in the Dividend Fund as of such day. The term “Part I Participant” as used herein shall mean, with respect to a Plan Year, a Participant whose Employer Contribution Account was used in the numerator of the fraction used to determine Part I of the Dividend Fund for such Plan Year. The term “Part II Participant” as used herein shall mean, with respect to a Plan Year, a Participant whose Employer Contribution Account was used in the denominator of the fraction used to determine Part I of the Dividend Fund for such Plan Year and who is not a Part I Participant.

(3)	As of the last day of each Plan Year, there shall be allocated to the Employer Contribution Account of each Part I Participant and each Part II Participant for such Plan Year their respective portions of the balance of the Dividend Fund on that day. Each such Participant’s portion shall be determined by multiplying such balance by a fraction whose numerator is the number of shares of Stock held in his Employer Contribution Account as of such day and whose denominator is the total number of shares of Stock held in the Employer Contribution Accounts as of such day of all such Participants. For this purpose, shares of Stock held in Employer Contribution Accounts as of such day shall be determined without regard to any Employer contributions or forfeiture allocations for the Plan Year ending on such day and without regard to the Dividend Fund.

(4)	No later than the last day of the 90-day period following the end of each Plan Year, Part I of the Dividend Fund shall be used to purchase additional shares of Stock. Notwithstanding the preceding sentence, there shall be subtracted from Part I any expenses incurred by the Plan in connection with purchasing Stock. The shares so purchased shall be allocated pro rata among the Employer Contribution Accounts of each Part I Participant according to such Participants’ respective portions of the balance of the Dividend Fund, determined in accordance with Section 9.8(c)(3).

(5)	No later than the last day of the 90-day period following the end of each Plan Year, that portion of Part II of the Dividend Fund not consisting of dividends on Stock shall be used to purchase additional shares of Stock. Notwithstanding the preceding sentence, there shall be subtracted from such portion of Part II any expenses incurred by the Plan in connection with purchasing Stock. The shares so purchased shall be allocated pro rata among the Employer Contribution Accounts of each Part II Participant according to such Participants’ respective portions of the balance of the Dividend Fund, determined in accordance with Section 9.8(c)(3).

(6)	As soon as practicable following the last day of each Plan Year, the Administrator shall notify each Part II Participant of his share of the balance of the Dividend Fund as of such day, other than that portion of such share which is to be reinvested in Stock pursuant to Section 9.8(c)(5). The notification shall advise such Participant that he may irrevocably elect in writing what whole-number percentage of the amount indicated in such notification should be distributed to him in cash and what whole-number percentage should be invested by the Plan in Stock (net of any expenses incurred by the Plan in connection with such distribution or investment) and that in the event he does not return to the Administrator his written election within a reasonable period (as specified by the Administrator in such notification), the entire amount indicated in such notification shall be invested by the Plan in Stock. No later than the last day of the 90-day period following the end of such Plan Year, that portion of Part II for a Plan Year which is subject to such elections:

(i)	Shall be (A) distributed to Part II Participants in cash, (B) used to purchase shares of Stock on behalf of Part II Participants or (C) some combination of Clauses (A) and (B), in accordance which such elections; and

(ii)	Shall be used to purchase additional Stock in the case of any such Participant not returning an election for such Plan Year to the Administrator in a timely fashion.

Notwithstanding the preceding sentence, there shall be subtracted from the amount distributed and the amount used to purchase additional Stock any expenses incurred by the Plan in connection with making cash distributions or purchasing Stock, as the case may be. Stock which is purchased shall be allocated to the Employer Contribution Accounts of the Part II Participants for whose benefit such Stock was purchased.

(7)	Stock allocated to the Employer Contribution Accounts of Part I Participants pursuant to Section 9.8(c)(4) shall be subject to the vesting provisions of Section 8.4(c) and shall not be Annual Additions. Stock allocated to the Employer Contribution Accounts of Part II Participants pursuant to Section 9.8(c)(5) shall be 100% vested and shall not be Annual Additions. Cash distributions to Part II Participants pursuant to Section 9.8(c)(6) shall not be Eligible Rollover Distributions [within the meaning of Section 9.10(b)(4)] and shall not be subject to the requirements of Section 9.l(d).

10. Sections 9.10(b)(3) and 9.10(b)(4) of the Plan are deleted and the following is substituted in its place effective January 1, 2002, as distributions made after December 31, 2001:

(3)	“Eligible Retirement Plan”: An individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, which accepts a Distributee’s Eligible Rollover Distribution. The term “Eligible Retirement Plan” shall also include (i) an annuity contract described in Section 403(b) of the Code and (ii) an eligible plan which is maintained under Section 457(b) of the Code and which is maintained by a state or political subdivision of a state or instrumentality of a state and which agrees to separately account for amounts transferred to such plan from this Plan. The definition of “Eligible Retirement Plan” shall apply in the case of a distribution to a surviving spouse of a Participant or to a spouse or former spouse of a Participant who is an alternate payee under a Qualified Domestic Relations Order.

(4)

“Eligible Rollover Distribution”: Any distribution of all or any portion of the balance to the credit of the Distributee under the Plan, except that an Eligible Rollover Distribution shall not include: (i) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (iii) the portion of any distribution which is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities). The enumeration in the preceding sentence of any form of payment shall not imply that any person has the right to receive benefits under the Plan in such form unless otherwise specifically provided under the Plan.

11. Article XIX, in the form attached hereto as Exhibit A, is added to the Plan, effective for calendar years beginning after December 31, 2002.

Dated May 28, 2003.

RICHARDSON ELECTRONICS, LTD.

By	/s/ William G. Seils
William G. Seils
Senior Vice President, General Counsel and Secretary

EXHIBIT A

ARTICLE XIX

REQUIRED MINIMUM DISTRIBUTIONS

19.1	Applicability and Effective Date

The provisions of this Article XIX shall apply in lieu of Sections 9.1(c) and 9.7 and notwithstanding any other provision of the Plan (except as indicated in this Article XIX) for purposes of determining required minimum distributions from the Plan for calendar years beginning after December 31, 2002.

19.2	Requirements of Treasury Regulations Incorporated

All distributions required under this Article XIX shall be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

19.3	Time and Manner of Distribution

(a) A Participant’s entire vested interest in the Plan shall be distributed, or begin to be distributed, to him no later than his Required Beginning Date.

(b) If a Participant dies before his Required Beginning Date, his entire vested interest in the Plan shall be distributed, or begin to be distributed, no later than as follows:

(1)

If such Participant’s surviving spouse is his sole Designated Beneficiary, then distributions to such surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which such Participant died, or by December 31 of the calendar year in which such Participant would have attained age 70- 1/2, if later.

(2)	If such Participant’s surviving spouse is not his sole Designated Beneficiary, then distributions to his Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which such Participant died.

(3)	If there is no Designated Beneficiary as of September 30 of the year following the year of such Participant’s death, such Participant’s entire vested interest in the Plan shall be distributed by December 31 of the calendar year containing the fifth anniversary of such Participant’s death.

(4)	If such Participant’s surviving spouse is his sole Designated Beneficiary and his surviving spouse dies after him but before distributions to such surviving spouse begin, this Section 19.3(b), other than Section 19.3(b)(l), shall apply as if such surviving spouse were such Participant.

For purposes of this Section 19.3(b) and Section 19.6, unless Section 19.3(b)(4) applies, distributions are considered to begin on a Participant’s Required Beginning Date. If Section 19.3(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse of a Participant under Section 19.3(b)(l).

(c) The required minimum distribution for a Participant’s first Distribution Calendar Year shall be made on or before his Required Beginning Date. The required minimum distribution for any Distribution Calendar Year, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, shall be made on or before December 31 of such Distribution Calendar Year.

19.4	Forms of Distribution

Unless a Participant’s vested interest in the Plan is distributed in a single sum on or before his Required Beginning Date, as of the first Distribution Calendar Year distributions shall be made in accordance with Sections 19.5 and 19.6 of this Article XIX.

19.5	Required Minimum Distributions during Participant’s Lifetime

(a) During the lifetime of a Participant, the minimum amount that shall be distributed for each Distribution Calendar Year is the lesser of:

(1)	The quotient obtained by dividing the vested balance in such Participant’s Accounts by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using his age as of his birthday in such Distribution Calendar Year; or

(2)	If such Participant’s sole Designated Beneficiary for the Distribution Calendar Year is his spouse, the quotient obtained by dividing the vested balance in such Participant’s Accounts by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using his and spouse’s attained ages as of their respective birthdays in such Distribution Calendar Year.

(b) Required minimum distributions as to a Participant shall be determined under this Section 19.5 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes such Participant’s date of death.

19.6	Required Minimum Distributions after Participant’s Death

(a) If a Participant dies on or after his Required Beginning Date and there is a Designated Beneficiary as of September 30 of the year after the year of his death, the minimum amount which shall be distributed for each Distribution Calendar Year after the year of his death is the quotient obtained by dividing the vested balance in the Participant’s Accounts by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of his Designated Beneficiary, determined as follows:

(1)	Such Participant’s remaining life expectancy is calculated using his age in the year of death, reduced by one for each subsequent year.

(2)	If such Participant’s surviving spouse is his sole Designated Beneficiary, the remaining life expectancy of such surviving spouse shall be calculated for each Distribution Calendar Year after the year of his death using the surviving spouse’s age as of such surviving spouse’s birthday in such year. For Distribution Calendar Years after the year of such surviving spouse’s death, the remaining life expectancy of such surviving spouse is calculated using the age of such surviving spouse as of such surviving spouse’s birthday in the calendar year of such surviving spouse’s death, reduced by one for each subsequent calendar year.

(3)	If such Participant’s surviving spouse is not his sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy shall be calculated using the age of such Designated Beneficiary in the year following the year of such Participant’s death, reduced by one for each subsequent year.

(b) If a Participant dies on or after his Required Beginning Date and there is no Designated Beneficiary as of September 30 of the year after the year of his death, the minimum amount which shall be distributed for each Distribution Calendar Year after the year of his death shall be the quotient obtained by dividing the vested balance in his Accounts by his remaining life expectancy calculated using his age in the year of death, reduced by one for each subsequent year.

(c) If a Participant dies before his Required Beginning Date and there is a Designated Beneficiary as of September 30 of the year after the year of his death, the minimum amount which shall be distributed for each Distribution Calendar Year after the year of his death shall be the quotient obtained by dividing the vested balance in his Accounts by the remaining life expectancy of his Designated Beneficiary, determined as provided in Section 19.6(a).

(d) If a Participant dies before his Required Beginning Date and there is no Designated Beneficiary as of September 30 of the year after the year of his death, distribution of such Participant’s entire vested interest in the Plan shall be completed by December 31 of the calendar year containing the fifth anniversary of his death.

(e) If (1) a Participant dies before his Required Beginning Date, (2) his surviving spouse is his sole Designated Beneficiary and (3) such surviving spouse dies before distributions are required to begin to such surviving spouse under Section 19.3(b)(l), Sections 19.6(c) and 19.6(d) shall apply as if such surviving spouse were such Participant.

19.7	Miscellaneous

(a) Life expectancy shall be computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.

(b) For purposes of a Distribution Calendar Year, the balance in a Participant’s Accounts shall be determined as the balance as of the last Valuation Date in the Valuation Calendar Year with respect to such Distribution Calendar Year, increased by the amount of any contributions made and allocated or forfeitures allocated to such balance as of dates in such Valuation Calendar Year after such Valuation Date and decreased by distributions made in such Valuation Calendar Year after such Valuation Date. An Account balance for a Valuation Calendar Year with respect to a Distribution Calendar Year shall include any amounts rolled over or transferred to the Plan either in such Valuation Calendar Year or in such Distribution Calendar Year if distributed or transferred in such Valuation Calendar Year.

19.8	Definitions

For purposes of this Article XIX, the following terms shall have the meanings indicated:

(a)	“Designated Beneficiary”: Collectively, the individual or individuals who are designated as the Beneficiary under Section 2.6 and who are the “designated beneficiary” under Code Section 401 (a)(9) and Treasury Regulation Section 1.401(a)(9)-l, Q&A-4.

(b)	“Distribution Calendar Year”: A calendar year for which a minimum distribution is required under this Article XIX. For distributions beginning before a Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains his Required Beginning Date. For distributions beginning after a Participant’s death (where he dies prior to his Required Beginning Date), the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 19.3(b).

(c)	“Required Beginning Date”: With respect to a Participant, April 1 of the calendar year following the calendar year determined below:

(1)	In the case of a Participant not described in any other clause of this Section 19.8(c), the calendar year in which he attains the age of 70- 1/2.

(2)

In the case of a Participant who attained the age of 70- 1/2 prior to January 1, 1988, and who was not described in Section 2.19(a)(3) during the Plan Year which included the last day of the calendar year in which he attained the age of 66- 1/2 or any subsequent Plan Year, the later of (i) the calendar year in which he attains the age of 70- 1/2 or (ii) the calendar year in which he retires.

(3)

In the case of a Participant who attained the age of 70- 1/2 prior to January 1, 1988, and who was described in Section 2.19(a)(3) during the Plan Year which included the last day of the calendar year in which he attained the age of 66- 1/2 or a subsequent Plan Year, the later of (i) the calendar year in which he attains the age of 70- 1/2 or (ii) the earlier of the calendar year in which he retires or the calendar year which includes the last day of the Plan Year in which he was first described in Section 2.19(a)(3).

(4)

In the case of a Participant who attained the age of 70- 1/2 during the calendar year 1988, who was not described in Section 2.19(a)(3) during the Plan Year which includes the last day of the calendar year in which he attained the age of 66- 1/2 or any subsequent Plan Year, and who is still alive on January 1, 1989, the calendar year 1989.

(d)	“Valuation Calendar Year”: With respect to a Distribution Calendar Year, the calendar year immediately preceding such Distribution Calendar Year.